UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015 (April 23, 2015)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 23, 2015, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”) in Huron, South Dakota. At the Annual Meeting, 45,398,459 shares of common stock, par value $.01, were present in person or by proxies. This represented over 96 percent of the 47,037,077 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders:

•	Elected all eight of the directors nominated by the Board of Directors;

•	Ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm; and

•	Approved, on an advisory basis, the compensation of the Company's named executive officers, as described in the Company's Proxy Statement.
Set forth below are the final voting results on each such matter.
1. Election of Directors. The Board of Directors of the Company nominated eight persons for election as directors of the Company, each to hold office for a one-year term expiring at the 2015 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, and no other person was nominated. The votes cast for or withheld with respect to each nominee were as follows:

			Broker
Name of Director	For	Withheld	Non-Votes
Stephen P. Adik	43,024,000	158,778	2,215,681
Dorothy M. Bradley	43,090,517	92,261	2,215,681
E. Linn Draper Jr.	43,084,705	98,073	2,215,681
Dana J. Dykhouse	43,034,297	148,481	2,215,681
Jan R. Horsfall	43,094,086	88,692	2,215,681
Julia L. Johnson	42,758,903	423,875	2,215,681
Denton Louis Peoples	43,021,549	161,229	2,215,681
Robert C. Rowe	43,085,166	97,612	2,215,681
2. Ratification of Independent Registered Public Accounting Firm. The votes cast with respect to the ratification of Deloitte & Touche LLP as our independent registered accounting firm were as follows:

For	Against	Abstain
44,589,399	774,368	34,692
3. Advisory Vote on Executive Compensation. The votes cast with respect to the advisory vote to approve named executive officer compensation were as follows:

			Broker
For	Against	Abstain	Non-Votes
42,910,696	229,141	42,941	2,215,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: April 29, 2015